       1                      Filed Under Rule 424 (b)(3)
                              Registration Statement No. 33-61003

     SUPPLEMENT NO. 6 TO PROSPECTUS DATED SEPTEMBER 20, 1995
                (AS SUPPLEMENTED OCTOBER 19, 1995)

AT&T CAPITAL CORPORATION

Medium Term Notes, Series 3

Due Nine Months or More From Date of Issue.

Issue Price: 100%
  (as a percent of principal amount)

                  Fixed and Floating Rate Notes

                                                  Interest Rate
Range of Maturities                                 Per Annum
-------------------                               -------------

From 9 months to less than 1 year ................... Float%

INITIAL FIXING DATE:          10/23/95

MATURITY DATE:                10/25/96

INITIAL PAYMENT DATE:         11/27/95

DAYCOUNT:                     ACTUAL/360

INDEX:                        1 MONTH LIBOR + 0.05%

SOURCE:                       TELERATE PAGE 3750

RESET FREQUENCY:              MONTHLY

PAYMENT FREQUENCY:            MONTHLY

PAYMENT:                      MONTHLY. PAYS THE 25TH OR NEXT GOOD
                              BUSINESS DAY OF EACH MONTH
                              COMMENCING 11/27/95

INTEREST DETERMINATION:       MONTHLY RESET, PAID
                              MONTHLY - SOURCE:TELERATEP.3750, 2
                              LONDON BUSINESS DAYS PRIOR TO EACH
                              RESET DATE.

Date of Sale: October 20, 1995

REDEMPTION:                   NON-CALL LIFE